Exhibit 10.1

AMENDMENT #5 TO THE SENIOR SECURED

PROMISSORY NOTE ORIGINALLY

ISSUED ON SEPTEMBER 28, 2018

THIS AMENDMENT #5 to the Note (as defined below) (the "Amendment") is entered into as of September 30, 2020 (the "Effective Date"), by and between Predictive Oncology, Inc. (f/k/a Precision Therapeutics, Inc.), a Delaware corporation (the "Company"), and L2 Capital, LLC, a Kansas limited liability company (the "Holder", and together with the Company, the "Parties").

BACKGROUND

A.              The Company issued that certain senior secured promissory note (the "Note") to the Holder on September 28, 2018.

B.              The Company and Holder desire to further amend the Note as set forth expressly below.

C.              The Company is unable to repay the Note and has requested the Holder to amend the Note in exchange for the Holder not exercising its rights as a creditor.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                   Upon the execution of this Amendment, (i) the "Maturity Date" for all amounts of principal, interest and other amounts owed and outstanding under the Note as of the Effective Date is hereby extended to March 31, 2021.

2.                   This Amendment shall be deemed part of but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect, and this Amendment shall be governed by the same law, and have the same conflict resolution provisions, as set forth in the Note. The Parties hereby ratify and confirm the terms and conditions of the Note, as supplemented and amended by this Amendment.

3.                   The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Amendment. Pursuant to Section 3(a)(9) and Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect, the holding period of the shares of common stock underlying the Note tack back to September 28, 2018, the issue date of the Note. The Company agrees not to take a position contrary to this Section 3.

IN WITNESS HEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

PREDICTIVE ONCOLOGY INC.

By: /s/ Bob Myers__________

Name: Bob Myers__________

Title: CFO

L2 CAPITAL, LLC

By: /s/ Adam R. Long_______

Name: Adam R. Long

Title: Managing Member